FIRST AMENDMENT

                                       TO

                              EMPLOYMENT AGREEMENT



           This First Amendment to Employment Agreement, dated as of July 1, 1996 (the "Amendment"), is by and between NATIONAL HOME HEALTH CARE CORP., a Delaware corporation having an address at 700 White Plains Road, Suite 363, New York, New York 10583 (the "Company") and RICHARD GAROFALO, an individual residing at 99 Rustic Avenue, Medford, New York 11763 (the "Employee").

           WHEREAS, the Company and the Employee are parties to an Employment Agreement dated as of August 1993 (the "Agreement"); and

           WHEREAS, the Company and the Employee desire to amend the Agreement in certain respects.

           NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions hereinafter set forth, the parties hereby agree as follows:

           1. Amendment to the Agreement. The Agreement hereby is amended as of July 1, 1996, as follows:

                      (a) The first sentence of Paragraph 2 of the Agreement hereby is amended such that the amount "$93,600" contained therein hereby is changed to "$150,000" and the word "first" contained therein hereby is changed to "third".

                      (b) The third sentence of Paragraph 2 of the Agreement hereby is amended such that the word "two" contained therein hereby is changed to "three".

                      (c) New Sections 11 and 12 contained in Annex A attached hereto hereby are added in their entirety to the Agreement immediately following Section 10 thereof and each subsequent section of the Agreement hereby is renumbered accordingly.

           2. Counterparts. This Amendment may be signed in one or more counterpart copies, each of which constitutes an original, but all of which, when taken together, shall consti tute one agreement binding upon all of the parties hereto.

           3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof.

           4. Agreement to Continue as Amended. Except as modified and amended by this Amendment, the Agreement shall remain and continue in full force and effect after the date hereof.

           IN WITNESS WHEREOF, the parties hereunto have executed and delivered this Amendment as of the date first written above.


                                           NATIONAL HOME HEALTH CARE CORP.


                                           By:   /s/ Frederick Fialkow
                                               ---------------------------
                                               Name:  Frederick Fialkow
                                               Title:



                                                 /s/ Richard Garofalo
                                               ---------------------------
                                               Richard Garofalo


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



                                     ANNEX A


           11. Change in Control Bonus. In the event of a Change in Control, as defined below, the Company promptly shall pay to Employee a lump-sum amount equal to one-half of Employee's Salary at the time of the occurrence of such Change in Control. The Company hereby agrees to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement. For purposes of this Agreement, a "Change in Control" shall have occurred if:

                      a. any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

                      b. during any period of not more than two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a),
(c) or (d) of this Section) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                      c. the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                      d. the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

           12. Assignment. Neither this Agreement, nor any of Employee's rights, powers, duties or obligations hereunder, may be assigned by Employee. This Agreement shall be binding upon and

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


inure to the benefit of Employee and his heirs and legal representatives and the Company and its successors and assigns. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "the Company" for the purpose hereof.


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